EXHIBIT 15.1
August 7, 2006

The Board of Trustees of ProLogis
Denver, CO

Re:	Registration Statements Nos. 333-92490, 333-38515, 333-74917, 333-79813, 333-86081, 333-43546, 333-43544, 333-36578, 333-04961, 333-60374, 333-63992, 333-95737, 333-75722, 333-88150, 333-102166, 333-105717, 333-124368, and 333-132616 on Form S-3; Registration Statements Nos. 333-31421, 333-26597, 333-69001, 333-46700, 333-46698, 333-70274, and 333-97895 on Form S-8 and Registration Statement No. 333-133444 on Form S-4.
With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated August 7, 2006 related to our review of interim financial information.
Pursuant to Rule 436 under the Securities Act of 1933 (the Act), such report is not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.
KPMG LLP
Los Angeles, California